                                                                       EX-99.B16

              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS*
                       VANGUARD INSTITUTIONAL INDEX FUND

1. Average Annual Total Return
        P (1 + T)(n) = ERV


   Where:       P = a hypothetical initial payment of $1,000
                T = average annual total return
                N = number of years
                ERV = ending redeemable value at the end of the period
   EXAMPLE:
   ------------
                                                                                           One Year
   ------------------------------------------------------------------------------------------------
             P =   $1,000
             T =   +--%
             N =   1
           ERV =   $--
                                                                                         Three Year
   ------------------------------------------------------------------------------------------------
             P =   $1,000
             T =   +--%
             N =   3
           ERV =   $--
                                                                                          Five Year
   ------------------------------------------------------------------------------------------------
             P =   $1,000
             T =   +--%
             N =   5
           ERV =   $--
                                                                                  Since inception**
   ------------------------------------------------------------------------------------------------
             P =   $1,000
             T =   +--%
             N =   Since inception
           ERV =   $--


   **July 31, 1990


2. YIELD (30 Days Ended December 31, 1997)


                  Yield = 2[(a - b +1)(6)-1]
                      ---------------------------
                             c x d


   Where:      a = dividends and interest paid during the period
               b = expense dollars during the period (net of reimbursements)
               c = the average daily number of shares outstanding during the period
               d = the maximum offering price per share on the last day of the period
    Example:   a = $--
               b = $--
               c = --
               d = $--
               Yield = --%



   *Figures presented are as of the year ended December 31, 1997.